UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2007 (September 18, 2007)
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 18, 2007, Targa Resources Partners LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Targa Resources Holdings LP (the “Seller”), pursuant to which the Seller has agreed to sell, assign, transfer and convey to the Partnership (i) 100% of the limited liability company interests in Targa Resources Texas GP LLC (“Targa Texas GP”), a Delaware limited liability company which holds a 1% general partner interest in Targa Texas Field Services LP (“Targa Texas LP”), a Delaware limited partnership, (ii) a 99% limited partner interest in Targa Texas LP and (iii) 100% of the limited liability company interests in Targa Louisiana Field Services LLC (“Targa Louisiana”), a Delaware limited liability company (such limited liability company interests in Targa Texas GP and Targa Louisiana and limited partner interests in Targa Texas LP being collectively referred to as the “Purchased Interests”) for aggregate consideration of $705 million, subject to certain adjustments.
     Targa Texas LP owns natural gas gathering, processing and treating assets in the Permian Basin of west Texas (the “Texas System”). Targa Louisiana, directly and through its wholly-owned subsidiary, Targa Louisiana Intrastate LLC, a Delaware limited liability company (“Targa Louisiana Intrastate”), owns natural gas gathering, processing and treating assets in southwest Louisiana (the “Louisiana System”).
     The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including the Partnership’s ability to obtain satisfactory financing and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of those conditions, the Partnership anticipates that closing will occur in the fourth quarter of this year.
     The Partnership expects to finance the acquisition of the Purchased Interests through a combination of approximately 50% equity and 50% debt. The Partnership has obtained an underwritten commitment for a $250 million increase to its existing $500 million revolving credit facility. This increase, combined with existing availability under the revolving credit facility of approximately $205.5 million, will fund the debt portion of the acquisition. The Partnership is in the process of determining the appropriate method for raising the equity portion of the financing.
     Pursuant to the Purchase Agreement, the Seller has agreed to indemnify the Partnership, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against (i) all losses that Buyer Indemnified Parties incur arising from any breach of the Seller’s representations, warranties or covenants in the Purchase Agreement, (ii) certain environmental matters and (iii) certain litigation matters. The Partnership agreed to indemnify the Seller, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Seller Indemnified Parties”) from and against all losses that Seller Indemnified Parties incur arising from or out of (i) the business or operations of Targa Texas GP, Targa Texas LP, Targa Louisiana and Targa Louisiana Intrastate (whether relating to periods prior to or after the Effective Time) to the extent such losses are not matters for which Seller has indemnified the Buyer Indemnified Parties or (ii) any breach of the Partnership’s representations, warranties or covenants in the Purchase Agreement. Certain of the Seller’s indemnification obligations are subject to an aggregate deductible of $10 million and a cap equal to $80 million. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.
     The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.
     Each of the Partnership and the Seller are indirect subsidiaries of Targa Resources, Inc. (“Targa”). As a result, certain individuals, including officers and directors of Targa, serve as officers and/or directors of more than one of such entities. Targa Resources GP LLC (the “General Partner”), as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
     Certain statements in this current report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 3.02 Unregistered Sales of Equity Securities.
     Pursuant to the Purchase Agreement, part of the $705 million consideration, subject to certain adjustments, to be paid to the Seller by the Partnership on the Closing Date to acquire the Purchased Interests will consist of a number of general partner units issued to the General Partner sufficient to maintain its 2% general partner interest in the Partnership. This issuance will be exempt from registration under Section 4(2) of the Securities Act.
Item 7.01 Regulation FD Disclosure.
     On September 20, 2007, the Partnership announced that it has agreed to acquire from Targa certain natural gas gathering and processing businesses located in west Texas and Louisiana. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 2.1*	Purchase and Sale Agreement, dated as of September 18, 2007, by and between Targa Resources Partners LP and Targa Resources Holdings LP.

Exhibit 99.1	Targa Resources Partners LP Press Release dated September 20, 2007.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
By:	Targa Resources GP LLC its general partner

Dated: September 21, 2007	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 2.1	Purchase and Sale Agreement, dated as of September 18, 2007, by and between Targa Resources Partners LP and Targa Resources Holdings LP.

Exhibit 99.1	Targa Resources Partners LP Press Release dated September 20, 2007.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.